AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HOLDINGS INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236,

Chicago, IL 60604

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grigorios Siokas

Chief Executive Officer

141 West Jackson Blvd, Suite 4236,

Chicago, IL 60604

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200	Gerald Guarcini, Esq. Peter Jaslow, Esq. Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus, which covers the offering, issuance and sales by us of up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

•	a sales agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $50,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with A.G.P. / Alliance Global Partners (the “Sales Agreement”)

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $50,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

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The information in this prospectus is not complete and may be changed. We may not sell these securities, or accept an offer to buy these securities, until the Registration Statement filed with the Securities Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION: DATED SEPTEMBER 21, 2022

$50,000,000

COSMOS HOLDINGS INC.

[COMPANY LOGO]

Shares of Common Stock

Shares of Preferred Stock

 Warrants/Units

Subscription Rights

We may offer and sell the securities identified above from time to time in one or more offerings at prices and on terms that we will determine at the time of each offering, for an aggregate initial offering price of $50,000,000. This prospectus provides you with a general description of the securities that is not meant to be a complete description of each of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by selling securityholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

As of September 16, 2022, there were 26,365,418 shares of Common Stock outstanding, of which 15,743,826 shares were held by non-affiliates. The 6,224,825 shares, which are being registered for sale hereunder, represent less than the one-third held by non-affiliates as of September 16, 2022.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “COSM.” On September 20, 2022, the last reported sales price of our Common Stock was $0.225.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 9 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________ [ ], 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of Common Stock, Preferred Stock (including convertible preferred shares), warrants for equity securities, units and subscription rights comprised of any combination thereof from time to time in one or more offerings for up to an initial aggregate offering price of $50,000,000. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplement and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, any related free-writing prospectus or any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Part II - Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus, any applicable supplement to this prospectus, or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to George Terzis, the Company’s Chief Financial Officer, at Cosmos Holdings Inc., 141 West Jackson Boulevard, Suite 4236, Chicago, Illinois 60604.

Our website address is www.cosmoshold.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

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This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, which are “furnished” and are not deemed to have been “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2021:

(1)	Cosmos Holdings’ Schedule 14C Definitive Information Statement filed with the SEC on March 1, 2022;
(2)	Cosmos Holdings’ Annual Report on Form 10-K filed with the SEC on April 15, 2022;
(3)	Cosmos Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 17, 2022 and August 19, 2022, respectively;
(4)	Cosmos Holdings’ Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 1, 2022, April 28, 2022, May 18, 2022, July 25, 2022, July 29, 2022 and August 23, 2022, respectively;
(5)	Cosmos Holdings’ Registration Statement on Form S-1 and S-1/A (No. 333-265190) filed with the SEC on May 25, 2022 and June 07, 2022, respectively; and
(6)	Cosmos Holdings’ Registration Statement on Form S-1 (No.333-267505) filed with the SEC on September 19, 2022.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Cosmos Holdings Inc., 141 West Jackson Blvd., Suite 4236, Chicago, IL 60604, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (312) 536-3102.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including our financial statements and related notes thereto and the other documents incorporated by reference in this prospectus and the risks described under the “Risk Factors” section contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and as described or may be described in any subsequent quarterly report on Form 10-Q as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Holdings Inc. d/b/a Cosmos Health.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any accompanying prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus or any accompanying prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any accompanying prospectus supplement applicable to that jurisdiction.

Our Company

Cosmos Holdings Inc. together with its subsidiaries (hereinafter referred to collectively as “us”, “we”, or the “Company”) is an international healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. On August 2, 2022, the Company filed a Fictitious Firm Name Certificate in Nevada to do business under the name Cosmos Health, Inc. and will seek shareholder approval at the next annual shareholders meeting to amend its Articles of Incorporation for the name change. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and over-the-counter (“OTC”) medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the research and development (“R&D”) of novel patented nutraceuticals and intellectual property (“IP”) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its three wholly-owned subsidiaries: (i) Cosmos Holdings Inc., the parent company headquartered in Chicago, USA (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., head-quartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the European Union (“EU”)  through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

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Moreover, our nutraceutical products have penetrated several markets during 2021 and early 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a relatively underpenetrated market throughout Europe with the potential of high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

Recent Sales of Unregistered Securities

On February 28, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with certain investors and the Company’s CEO, for a private placement of the Company’s securities (the “Private Placement”). The Private Placement consisted of the sale of 6,000 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Shares, at a price of $1,000 per share, and 2,000,000 warrants to purchase shares of common stock, or the Warrants, for aggregate gross proceeds of approximately $6,000,000. The Series A Shares are convertible into the Company’s Common Stock as determined by dividing the number of Series A Shares to be converted by the lower of (i) $3.00 or (ii) 80% of the volume weighted average price for the Company’s Common Stock for the five (5) trading days immediately following the date of effectiveness of the Registration Statement. The holders of Series A Shares are not entitled to receive distributions in the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary.

The Company filed its initial registration statement on May 25, 2022 and thus accrued for liquidated damages payable to the Holders in the amount of $187,970, calculated as described above, for both the late filing of the registration statement (event) and the 1st anniversary (30 days following the event date) of the event. Following the effective date of the Company’s registration statement, the Series A Shares conversion price was adjusted to $0.62152. The Company recorded a deemed dividend in the amount of $8,189,515 upon reducing the conversion price from $3.00 to $0.62152 which was recorded as an increase to additional paid-in capital and an increase to accumulated deficit.

The Warrants are exercisable to purchase shares of common stock at $3.30 per share, or 110% of the Series A Shares’ initial conversion price and will expire five and one-half years following the initial exercise date of the Warrants. The Company determined that the 2,000,000 warrants are additional value being distributed to the preferred stockholders and presented the warrants’ fair value of $5,788,493 as a deemed dividend in the unaudited condensed consolidated statements of operations and comprehensive income (loss). The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $3.42, (c) volatility of 118%, (d) discount rate of 1.71%, and (e) dividend rate of 0%. The Company also recorded a deemed dividend in the amount of $8,233,711 upon reducing the conversion price from $3.00 to $0.62152 in order to account for the down-round effect of warrants during the second quarter of 2022. The warrants were valued using the Black-Scholes option pricing model with the following terms: (a) exercise price of $3.30, (b) common stock fair value of $1.07, (c) volatility of 107%, (d) discount rate of 2.99%, and (e) dividend rate of 0%.

The closing of the Private Placement occurred on February 28, 2022. As a condition to the closing of the sale, the Company’s common stock received conditional approval for listing and trading on the Nasdaq Capital Market and commenced trading on February 28, 2022, under the trading symbol “COSM.” Concurrent with the issuance of the Series A Shares, the Company executed a registration rights agreement (the “Registration Rights Agreement”) to register the resale of the shares of common stock issuable upon conversion of the Series A Shares and the shares of common stock issuable upon exercise of the warrants issued in connection with the Series A Shares. The registration statement was declared effective on June 7, 2022. The Company was required to pay an aggregate of $187,970 in liquidated damages under the Registration Rights Agreement.

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The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares has the right by written election to the Company to convert all or any portion of the outstanding Series A Shares. Immediately upon effectiveness of a registration statement registering for sale all of the Registrable Securities (as defined in the Registration Rights Agreement), all outstanding Series A Preferred Shares will automatically convert into Common Stock, subject to certain beneficial ownership limitations. As of September 16, 2022, an aggregate of 1,500 Series A Preferred Shares remained outstanding.

Corporate Information

Our principal executive offices are located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102. Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Risks Associated with Our Business and this Offering

•	Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

•	There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

•	Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•	We do not have the financial resources necessary to successfully complete our drug product development program, marketing and certain acquisitions.

•	We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

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•	We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this offering, you may incur dilution.

•	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively. Additionally, Grigorios Siokas, our Chief Executive Officer and our other officers and directors own approximately 38% of our outstanding shares of common stock which may give them the ability to control matters submitted to our stockholders for approval.

•	Risks associated with doing business internationally, as well as international economic conditions, the global COVID-19 pandemic, other market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

•	We have received a notice from Nasdaq of non-compliance with continued listing standards, which if we fail to comply with, our common stock could be delisted.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

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Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include capital expenditures and funding for pending or potential acquisitions. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

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The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or direct purchasers;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

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Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock to which any prospectus supplement may relate.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of September 16, 2022, we had 26,365,418 shares of our common stock issued and outstanding, held by 412 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time-to-time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	Impairing dividend rights of our Common Stock;
•	Diluting the voting power of our Common Stock;
•	Impairing the liquidation rights of our Common Stock; and
•	Delaying or preventing a change of control without further action by our stockholders.

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Series A Convertible Preferred Shares

We have designated 6,000,000 shares of our preferred stock as Series A Convertible Preferred (the “Series A Shares”), with a Stated Value of $1,000 per share. An aggregate of 6,000 Series A Shares were issued on February 28, 2022. As of September 16, 2022, there were 1,500 Series A Shares issued and outstanding. The Series A Shares are convertible into shares of the Company’s Common Stock at the lower of (i) $3.00 or (ii) 80% of the average VWAP for the Company’s Common Stock for the five (5) trading days immediately following the effectiveness of the resale registration statement. On June 14, 2022, the Conversion Price was reset to $0.6215 per share. The Series A Shares rank senior to all of the Company’s Common Stock and any other equity securities that the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. While the Series A Shares are outstanding, the Company may not amend, alter or change adversely the powers, preferences or rights given to the Series A Shares, create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A Shares, alter, amend, modify, or repeal its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Shares, increase or decrease the number of authorized shares of Series A Shares, any agreement, commitment or transaction that would result in a Change of Control, any sale or disposition of any material assets outside of the ordinary course of business of the Company, any material change in the principal business of the Company, including the entry into any new line of business or exit of any current line of business, and circumvent a right or preference of the Series A Shares. Any holder of the Series A Shares shall have the right by written election to the Company to convert all or any portion of the outstanding shares of Series A Shares. Immediately upon effectiveness of a registration statement registering for resale all of the Series A Shares, all outstanding Series A Shares shall automatically convert into Common Stock, subject to certain beneficial ownership limitations. On July 29, 2022, the Company amended the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock to allow holders of Series A Shares the option to convert any portion of their Series A Preferred Shares into Common Stock of the Company, notwithstanding the beneficial ownership limitation, which was revised.

Warrants

As of September 16, 2022, there were 2,243,000 Warrants issued and outstanding exercisable to purchase by the holders thereof of up to 10,862,527 shares of Common Stock.

Exercisability. The Warrants are exercisable at any time for a period of five and one-half years after their original issuance. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional common shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any pre-funded warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise prices for the Warrants vary from $0.62152 to $3.30 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as, in the case of the Warrants, certain issuances of equity securities at an effective price per share lower than the then applicable exercise price per share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Senior Convertible Notes

January 7, 2021 Subscription Agreement

As of June 30, 2022, we have outstanding unsecured convertible notes with an aggregate principal balance of $625,000 convertible into 518,403 shares of our Common Stock. Information about the convertible notes is provided below.

Upon the consummation of a NEO listing, the total principal and accrued interest outstanding on the note will convert into shares of the Company’s common stock at a 25% discount to the prices of the common shares sold in the financing to be conducted in conjunction with the NEO listing. In the event that a NEO listing is not consummated on or before October 31, 2021, the note holder will have the option, in part or in full, to have the note repaid with interest, or convert the note into Company common stock at a 25% discount to the 30-day volume-weighted average price of the Common Shares on the most senior stock exchange in North American on which the common shares are trading prior to conversion.

The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature and a derivative liability which is accounted for separately. The Company measured the beneficial conversion feature’s intrinsic value on January 7, 2021 and determined that the embedded derivative was valued at $62,619 which was recorded as a debt discount and additional paid-in capital and is being amortized over the life of the loan. As of June 30, 2022 and December 31, 2021, $62,619 of the debt discount has been amortized. As of June 30, 2022 and December 31, 2021, the fair value of the derivative liability was $41,291 and $45,665, respectively. For the six months ended June 30, 2022, the Company recorded a loss of $7,255 from the change in fair value of derivative liability as other income in the consolidated statements of operations and comprehensive income (loss).

Convertible Promissory Note

On September 17, 2021 (the “Issue Date”), the Company entered into a convertible promissory note with an unaffiliated third party.

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The Company determined that the embedded conversion feature of the convertible promissory note meets the definition of a beneficial conversion feature which is accounted for separately as of December 31, 2021. The Company measured the beneficial conversion feature’s intrinsic value on September 17, 2021, at $294,000 which, together with the OID of $25,000 was recorded as a debt discount and is being amortized over the life of the loan. On January 1, 2022, the Company adopted ASU 2020-06 using the modified retrospective method. As a result of the adoption, on January 1, 2022, the Company recorded an increase to additional paid-in capital of $294,000 and a decrease to accumulated deficit of $53,248. For the year ended December 31, 2021, $60,063 of the debt discount has been amortized. As of December 31, 2021, the Company had accrued a principal balance of $525,000, had accrued $15,166 in interest expense, and had remaining debt discount of $258,938 which resulted in a net convertible note payable of $266,063. For the six months ended June 30, 2022, $294,000 of the debt discount was reduced and recorded as a reduction to additional paid-in capital and has been amortized. As of June 30, 2022, the Company had accrued a principal balance of $525,000, had accrued $41,416 in interest expense, and had remaining debt discount of $5,744 which resulted in a net convertible note payable of $519,256.

Transfer Agent

Our transfer agent for our Common Stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Preferred Stock, Common Stock, or any combination thereof. Warrants may be issued independently or together with our preferred shares or ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our Common Stock or Preferred Stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Common Stock or Preferred Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our shares of Common Stock or Preferred Stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Common Stock or Preferred Stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our Common Stock or Preferred Stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including Common Stock, Preferred Stock and/or warrants. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the offering.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the years ended December 31, 2021 and 2020 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

COSMOS HOLDINGS INC.

PROSPECTUS

__________________, 2022

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The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Subject to Completion	Dated September 21, 2022

Up to

$50,000,000

COSMOS HOLDINGS INC.

[COMPANY LOGO]

Common Stock

On September 15, 2022, we entered into a certain Sales Agreement, or sales agreement, with A.G.P. / Alliance Global Partners, or A.G.P., relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through A.G.P., acting as our sales agent.

As of September 16, 2022, there were 26,365,418 shares of Common Stock outstanding, of which 15,743,826 shares were held by non-affiliates. The 6,224,825 shares, which are being registered for sale hereunder, represent less than the one-third held by non-affiliates as of September 16, 2022.

Our common stock is listed on The Nasdaq Capital Market under the symbol “COSM.” On September 20, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.225 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to A.G.P. for sales of common stock sold pursuant to the sales agreement will be equal to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is [_______________], 2022

S-1

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering. Generally, when we refer only to the “prospectus,” we are referring to the base prospectus and prospectus supplement combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer common stock having an aggregate offering price of $50,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

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Unless otherwise indicated in this prospectus supplement or the context otherwise required, all references to “we,” “us,” “our,” “the Company,” “Cosmos Holdings Inc.” and “Cosmos Health, Inc.” refer to Cosmos Holdings Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2021 as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

S-4

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 000-54436):

(1)	Cosmos Holdings’ Schedule 14C Definitive Information Statement filed with the SEC on March 1, 2022;
(2)	Cosmos Holdings’ Annual Report on Form 10-K filed with the SEC on April 15, 2022;
(3)	Cosmos Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 17, 2022 and August 19, 2022, respectively;
(4)	Cosmos Holdings’ Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 1, 2022, April 28, 2022, May 18, 2022, July 25, 2022, July 29, 2022 and August 23, 2022, respectively;
(5)	Cosmos Holdings’ Registration Statement on Form S-1 and S-1/A (No. 333-265190) filed with the SEC on May 25, 2022 and June 07, 2022, respectively; and
(6)	Cosmos Holdings’ Registration Statement on Form S-1 (No.333-267505) filed with the SEC on September 19, 2022.

We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Holdings Inc.

141 West Jackson Blvd., Suite 4236

Chicago, IL 60604

Attention: Corporate Secretary

Telephone: (312) 536-3102

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Holdings Inc. d/b/a Cosmos Health.

Overview

Cosmos Holdings Inc. (d/b/a Cosmos Health, Inc.) together with its subsidiaries (hereinafter referred to collectively as “us,” “we,” or the “Company”) is an international healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and over-the-counter (“OTC”) medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the research and development (“R&D”) of novel patented nutraceuticals and intellectual property (“IP”) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its three wholly-owned subsidiaries: (i) Cosmos Holdings Inc., the parent company headquartered in Chicago, USA (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., head-quartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the European Union (“EU”) through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

Moreover, our nutraceutical products have penetrated several markets during 2021 and early 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a relatively underpenetrated market throughout Europe with the potential of high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

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Corporate Information

Our principal executive offices are located at is located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102.  On July 25, 2022, the Board adopted, subject to stockholder approval, a resolution to amend the Company’s Articles of Incorporation in order to change the Company’s name from “Cosmos Holdings, Inc.” to “Cosmos Health, Inc.”

The Board of Directors determined that it would be in the Company’s best interest to change the Company’s name to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives.  The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.  On August 2, 2022, the Company filed a Certificate of Business: Fictitious Firm Name in Nevada, its State of incorporation and an Application to Adopt, Change or Cancel an Assumed Corporate Name in Illinois, the State of its corporate headquarters, to use the name Cosmos Health, Inc.

Our website address is www.cosmoshold.com. Any information contained on, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

The Offering

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock outstanding prior to offering (1):	As of September 16, 2022, we had 26,365,418 shares issued and outstanding.

Manner of offering:	“At the market offering” that may be made from time to time on Nasdaq or other market for our common stock in the U.S. through our sales agent, A.G.P. See “Plan of Distribution” on page S-10.

Capital Stock:

We are a Nevada corporation and our affairs are governed by our Amended and Restated Articles of Incorporation and the Nevada Revised Statutes.  Our authorized share capital is 400,000,000 shares consisting of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

For more information about our common stock, you should carefully read the section in the accompanying base prospectus entitled “Description of Securities.”

Use of proceeds:	We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9.

Risk Factors:

Investing in our common stock involves significant risks.  See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:	COSM

(1) Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of common stock is based on 26,365,418 shares issued and outstanding as of September 16, 2022 and excludes: up to 5,000,000 shares of common stock reserved for issuance under our Equity Incentive Plan (subject to shareholder approval); as well as 2,413,438 shares issuable upon conversion of 1,500 shares of Series A Preferred Stock issued and outstanding and 10,862,527 shares issuable upon exercise of 2,243,000 warrants.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Part II, Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, acquisitions of new technologies and investments, and the financing of pending and/or possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors or assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

You will suffer immediate and substantial dilution in the net tangible book value per share of common stock that you purchase in this offering.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the as adjusted net tangible book value per share of common stock. Therefore, investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. Assuming that an aggregate of [_________] shares of common stock are sold at an assumed public offering price of $[____] per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September [__], 2022, for aggregate gross proceeds of $[__________], and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $[____] per share of common stock, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share of common stock after giving effect to this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of common stock in this offering. We may sell shares of common stock or other securities in any other offering at a price per share of common stock that is less than the price per share of common stock paid by investors in this offering, and investors purchasing shares of common stock or other securities in the future could have rights superior to existing shareholders. The price per share of common stock at which we sell additional shares of common stock or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share of common stock paid by investors in this offering.

S-8

The shares of common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of common stock sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will sell under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to A.G.P. at any time throughout the term of the sales agreement. The number of shares of common stock that are sold by A.G.P. after we deliver a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with A.G.P. Because the price per share of common stock of each share of common stock sold will fluctuate based on the market price of shares of common stock representing our shares of common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include capital expenditures and funding potential acquisitions.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On September 20, 2022, the last reported sale price of our common stock was $0.225.

Holders of Common Stock

As of September 16, 2022, we had 26,365,418 shares outstanding for common stock. We had 412 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

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PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $50,000,000 to or through A.G.P., acting as our sales agent. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $100,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

S-10

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. On the other hand, A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days prior notice to us.

 A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by Davidoff Hutcher and Citron LLP, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this offering by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2021 and 2020 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

S-11

$50,000,000

COSMOS HOLDINGS INC.

Common Stock

[COMPANY LOGO]

__________________________

PROSPECTUS SUPPLEMENT

__________________________

A.G.P.

_______________, 2022

S-12

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$4,635
FINRA filing fee	8,000
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Printing and engraving expenses	*
Miscellaneous expenses	*
Total	*

*Estimated expenses are presently not known and cannot be estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits:

Exhibit No.	Document Description

1.1	Form of Underwriting Agreement*

1.2	Form of Sales Agreement by and between Cosmos Holdings Inc. and A.G.P. / Alliance Global Partners**

2.1	Share Exchange Agreement by and among Prime Estates and Developments Inc. and Amplerissimo dated September 27, 2013 (14)

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Correction to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock dated February 24, 2022 (2)

3.3	Amendment to Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock (55)

3.4	Amended and Restated Bylaws of the Registrant (1)

4.1	Form of Senior Convertible Note (12)

4.2	Common Stock Purchase Warrant issued to Roth Capital Partners (11)

4.3	Common Stock Purchase Warrant dated September 4, 2017 issued to Roth Capital Partners LLC (15)

5.1	Opinion of Counsel to Registrant*

10.1	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (4)

10.2	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (4)

10.3

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (5)

10.4	Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (7)

10.5	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.6	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

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10.7	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Holdings Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.8	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited (8)

10.9	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited (9)

10.10

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Holdings Inc. as Guarantor and Synthesis Structured Commodity Trade Finance Limited (9)

10.11	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (9)

10.12	Distribution and Equity Acquisition Agreement Effective as of March 19, 2018 by and between Cosmos Holdings, Inc. and Marathon Global Inc. (13)

10.13	First Amendment to Share Exchange Agreement dated May 24, 2018 (16)

10.14	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holdings Ltd. and Cosmos Holdings Inc. (17)

10.15	Share Exchange Agreement dated as of June 26, 2018 with Marathon Global Inc. (18)

10.16	Share Purchase Agreement dated September 30, 2018 by and between Cosmos Holdings Inc. and Abbydale Management Ltd. (52)

10.17	Further Amendment dated October 17, 2018 to Supplemental Deed dated May 16, 2018 by and among SkyPharm S.A., Cosmos Holdings Inc. and Synthesis Structured Commodity Trade Finance Limited (21)

10.18	Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Holdings Inc. (23)

10.19	Promissory Note dated December 19, 2018 from Cosmos Holdings Inc. to Deepdae Holding Ltd. (23)

10.20	Stock Purchase Agreement dated as of February 5, 2019 (24)

10.21	Stock Purchase Agreement dated as of February 18, 2019 (25)

10.22

Amendment dated as of December 19, 2018 to Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Holdings Inc. filed with Form 8-K on December 20, 2018 (23)

10.23	Promissory Note dated December 19, 2018 from Cosmos Holdings Inc. to Deepdae Holding Ltd. filed with Form 8-K on December 20, 2018 (23)

10.24	Form of Senior Promissory Note (26)

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10.25	Form of Guaranty Agreement (26)

10.26	Assumption Contract for the Design, Development and Production of Dietary Supplements dated March 10, 2017 by and between SkyPharm and Doc Pharma S.A. (27)

10.27	Form of Securities Purchase Agreement by and Among Cosmos Holdings Inc and the Buyer (28)

10.28	Form of Senior Convertible Note (28)

10.29	Debt Exchange Agreement dated May 28, 2019 (29)

10.30	Debt Exchange Agreement dated June 24,2019 (30)

10.31	Form of Forbearance and Amendment Agreement (31)

10.32	Form of Senior Promissory Note dated May 5, 2020 for $2,000,000 (32)

10.33	Form of Senior Promissory Note dated May 8, 2020 for $2,000,000 (32)

10.34	Form of Senior Promissory Note dated May 18, 2020 for $2,000,000 (33)

10.35	Form of Senior Promissory Note dated July 3, 2020 for $5,000,000 (33)

10.36	Agreement dated June 30, 2020 by and among Synthesis Peer-to-Peer Income Fund, Sky Pharm S.A. and Grigorios Siokas (33)

10.37	Advisory Agreement dated October 8, 2020 by and between the Registrant and PGS Ventures B.V. (35)

10.38	Advisory Agreement dated October 5, 2020 by and between Greg Siokas and PGS Ventures B.V. (36)

10.39	Advisory Agreement dated October 5, 202 by and between the Registrant and PGS Ventures B.V (36)

10.40	Senior Promissory Note dated August 4, 2020 for $3,000,000 (37)

10.41	Employment Agreement dated January 1, 2019 by and between the Registrant and Georgios Terzis (37)

10.42	Debt Exchange Agreement dated December 21, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (39)

10.43	Debt Exchange Agreement dated October 29, 2020 by and among the Registrant, Grigorios Siokas and an unaffiliated lender (40)

10.44	Amended and Restated Debt Exchange Agreement dated as of February 5, 2021 (41)

10.45	Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

10.46	Addendum to Consulting Agreement dated as of February 5, 2021 by and between the Registrant and an unaffiliated consultant (42)

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10.47	Debt Exchange Agreement dated May 10, 2021 by and between the Registrant and Grigorios Siokas (43)

10.48	Third Forbearance and Amendment Agreement dated June 18, 2021 by and between Hudson Bay Master Fund Ltd. and the Registrant (44)

10.49	Debt Exchange Agreement dated June 23, 2021 by and between the Registrant and Grigorios Siokas (45)

10.50	Debt Exchange Agreement dated July 13, 2021 by and between the Registrant and Grigorios Siokas (46)

10.51	Convertible Promissory Note dated July 20, 2021 payable to Grigorios Siokas (47)

10.52	Debt Exchange Agreement dated August 4, 2021 by and between a senior institutional lender, the Registrant, SkyPharm S.A. and Grigorios Siokas (48)

10.53	Capital Market Advisory Agreement dated as of July 1, 2021 and Exchange Listing LLC (49)

10.54	Form of Securities Purchase Agreement dated as of September 17, 2021 (50)

10.55	Form of Registration Rights Agreement dated as of September 17, 2021 (50)

10.56	Form of Convertible Promissory Note (50)

10.57	Form of Warrant to Purchase Common Stock (51)

10.58	Form of Securities Purchase Agreement dated February 2022 (51)

10.59	Form of Registration Rights Agreement (51)

14.1	Code of Ethics (19)

16.1	Letter from Malone Bailey LLP dated January 23, 2019 (35)

21	List of Subsidiaries (53)

23.1	Consent of Armanino LLP**

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

24.1	Power of attorney (included on the signature page)**

101.INS	XBRL Instance Document (54)

101.SCH	XBRL Taxonomy Extension Schema Document (54)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document (54)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (54)

101.LAB	XBRL Taxonomy Extension Label Linkbase Document (54)

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101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document (54)

101

Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements (54)

107	Filing Fee Table

____________

*	To be filed by Amendment to this Registration Statement.

**	Filed with this Registration Statement.

(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 16, 2016.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(9)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017.

(10)	[INTENTIONALLY LEFT BLANK]

(11)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on December 27, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 21, 2018.

(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 19, 2018.

(14)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 3, 2013.

(15)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 5, 2018.

(16)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 31, 2018.

(17)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 26, 2018.

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(18)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 19, 2018.

(19)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 17, 2018.

(20)	[INTENTIONALLY LEFT BLANK]

(21)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 19, 2018.

(22)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 13, 2018.

(23)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 21, 2018.

(24)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 6, 2019.

(25)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on February 19, 2019.

(26)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 4, 2019.

(27)	Incorporated by reference to Registration Statement on Form S-1/A (No. 333-222061) filed by the Registrant on January 31, 2018.

(28)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 16, 2019.

(29)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 28, 2019.

(30)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2019.

(31)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 23, 2020.

(32)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 15, 2020.

(33)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 13, 2020.

(34)	INTENTIONALLY LEFT BLANK

(35)	INTENTIONALLY LEFT BLANK

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(36)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 13, 2020.

(37)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on November 16, 2020.

(38)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on November 17, 2020.

(39)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on December 22, 2020.

(40)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 11, 2021.

(41)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 2, 2021.

(42)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on April 8, 2021.

(43)	Incorporated by reference to the filing of the Quarterly Report on Form 10-Q filed by the Registrant on May 17, 2021.

(44)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 21, 2021.

(45)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 25, 2021.

(46)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 14, 2021.

(47)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 27, 2021.

(48)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on August 10, 2021.

(49)	Incorporated by reference to the filing of the Current Report on Form 10-Q filed by the Registrant on August 16, 2021.

(50)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 21, 2021.

(51)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on March 1, 2022.

(52)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on October 4, 2018

(53)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on May 18, 2022.

(54)	Incorporated by reference to the filing of the Registration Statement on Form S-1 filed by the Registrant on May 24, 2022.

(55)	Incorporated by reference to the filing of the Company’s Current Report on Form 8-K filed by the Registrant on July 29, 2022.

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(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 21st day of September 2022.

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

We, the undersigned officers and directors of COSMOS HOLDINGS INC., hereby severally constitute and appoint Grigorios Siokas and Georgios Terzis (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer and Director)	September 21, 2022
/s/ Georgios Terzis
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)	September 21, 2022

Dimitrios Goulielmos	Director

/s/ Demetrios G. Demetriades
Demetrios G. Demetriades	Secretary and Director	September 21, 2022

/s/ John J. Hoidas
John J. Hoidas	Director	September 21, 2022

/s/ Anastasios Aslidis
Anastasios Aslidis	Director	September 21, 2022

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